UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2009
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000
Not applicable
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 29, 2009, Novavax, Inc. (the “Company”) entered into amendment agreements (the “Amendments”) with holders of the outstanding 4.75% senior convertible notes (“Notes”) representing $17 million of the $22 million outstanding principal amount of the Notes to amend the terms of the Notes to allow for early payment under specific terms described below.
The Amendments (i) provide for payment of $17,000,000 aggregate principal amount of the Notes on April 29, 2009, (ii) provide for 70% of this principal amount plus accrued and unpaid interest to be paid in cash and (iii) for the remaining portion of this principal amount to be paid in that number of shares of Common Stock that equals 30% of this principal amount divided by $2.50.
After payment of this $17 million in principal amount, $5 million aggregate principal amount will remain outstanding under the Notes and will mature on July 15, 2009.
Copies of the Amendments are filed herewith.
Item 7.01 Regulation FD Disclosure
The Company issued a press release announcing the Amendments on April 29, 2009. A copy of the release is furnished with this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1   Amendment Agreement by and between Novavax, Inc. and Smithfield Fiduciary LLC, dated as of April 28, 2009
10.2   Amendment Agreement by and between Novavax, Inc. and Portside Growth and Opportunity Fund, dated as of April 28, 2009
99.1   Press Release issued by Novavax, Inc., dated April 29, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc.
(Registrant)

April 29, 2009	By: /s/ Rahul Singhvi

Name: Rahul Singhvi
Title: President and Chief Executive Officer

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